                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  HAUSER, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  HAUSER, INC.
                             5555 Airport Boulevard

                               Boulder, CO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held November 28, 2000

To Our Stockholders:

     The Annual Meeting of Stockholders of Hauser, Inc. (the "Company") will be held at Shuster Laboratories, 85 John Rd., Canton, MA, CLT Room, on November 28, 2000 at 9:30 A.M., for the following purposes:

1.   To elect the Board of Directors;

2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business on October 20, 2000, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Kenneth C. Cleveland
                                       President and Chief Executive Officer

                                       November 7, 2000

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR PROMPT RETURN OF THE PROXY WILL HELP TO ASSURE A QUORUM AT THE ANNUAL MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                  HAUSER, INC.
                             5555 AIRPORT BOULEVARD
                               BOULDER, CO 80301

                             ----------------------

                                PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hauser, Inc., a Delaware corporation (the "Company"), to be used at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on November 28, 2000 at 9:30 A.M. at Shuster Laboratories, 85 John Rd., Canton, MA, CLT Room, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The mailing address of principal executive offices of the Company is 5555 Airport Boulevard, Boulder, CO 80301. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about November 7, 2000.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to the beneficial owners. Solicitations may further be made by officers, directors and regular employees of the company, without additional compensation, by use of mails, telephone, telegraph or by personal calls.

                         PURPOSE OF THE ANNUAL MEETING

     At the Annual Meeting, action will be taken: (1) to elect the Board of Directors to hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified, and (2) to transact such other business that may properly come before the Annual Meeting. The Board of Directors does not know of any other matter that is to come before the Annual Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

                  OUTSTANDING SHARES, QUORUM AND VOTING RIGHTS

     As of October 31, 2000, there were 4,988,792 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), outstanding. Each share of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on October 20, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as may properly come before the Annual Meeting.

     All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

                         SECURITY OWNERSHIP AND CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 31, 2000, the number of shares of Common Stock owned by any person who is known by Hauser to be the beneficial owner of more than 5% of Hauser's voting securities, by all individual Directors, by the Company's Chief Executive Officer and the two most highly paid executives with annual base salaries of $100,000 or more (the "NAMED EXECUTIVE OFFICERS"), and by all Executive Officers and Directors as a group:

                                        Amount and Nature of
Name of Beneficial Owner               Beneficial Ownership(1)    Percent of Class
------------------------               -----------------------    ----------------
DIRECTORS:
Dean P. Stull(2) ..................             107,715                   2.2%
Robert F. Saydah(3) ...............              27,933                   (*)
Kenneth C. Cleveland(4) ...........               7,500                   (*)
Herbert Elish(5) ..................              37,426                   (*)
James R. Mellor(6) ................              20,999                   (*)
Harvey L. Sperry(7) ...............              90,999                   1.8%
Volker Wypyszyk(8) ................                 625                   (*)
Michael C. Davis(9) ...............              17,804                   (*)

NAMED EXECUTIVE OFFICERS:
Brian E. Hufford ..................                   0                   (*)
Philip H. Katz (10) ...............               4,512                   (*)

ALL OFFICERS AND DIRECTORS
  AS A GROUP: (10 PERSONS) ........             315,513                   6.3%

5% SHAREHOLDERS:
T. Rowe Price Associates(11) ......             285,325                   5.7%
ZatPack Inc. (12) .................           3,186,215                  64.0%


-------------------

*    Indicates less than 1%.

(1) Includes the following number of shares which could be acquired within 60 days through the exercise of stock options: Dr. Stull, 60,220 shares; Mr. Saydah, 4,809 shares and all directors and officers as a group, 65,029 shares.

(2)  Mr. Stull's business address is 5555 Airport Boulevard, Boulder, CO 80301.

(3) Mr. Saydah's address is Heidrick & Struggles, 2493 Biltmore Dr., Alamo, CA 94507.

(4)  Mr. Cleveland's address is 2550 El Presidio St., Long Beach, CA 90810.

(5)  Mr. Elish's address is 4400 Forbes Avenue, Pittsburgh, PA 15231.

(6)  Mr. Mellor's address is 32161 South Coast Highway, Laguna Beach, CA 92651.

(7)  Mr. Sperry's address is 787 Seventh Ave., New York, NY 10019.

(8)  Mr. Wypyszyk's address is 2550 El Presidio St., Long Beach, CA 90810.

(9) Mr. Davis's address is 3/F Zuellig Bldg., Sen.Gil Puyat Ave., Makati City 1200 Philippines.

(10) Mr. Katz's address is 85 John Rd., Canton, MA 02021.

(11) The business address for T. Rowe Price Associates, Inc., is 100 E. Pratt Street, Baltimore, MD 21202.

(12) Includes 988,471 shares owned by Zuellig Group, N.A., Inc. ("ZGNA"), a wholly owned subsidiary of Zatpack Inc., an international business company organized under the laws of the British virgin Islands ("Zatpack"), 1,204,955 shares owned by Zuellig Botanicals, Inc. ("ZBI"), a wholly owned subsidiary of ZGNA and 992,789 shares which could be acquired within 60 days through the exercise of warrants. Zatpack has 100 shares of common stock issued and outstanding, which is divided into three classes. 49 shares of Zatpack Class A common stock are held by the Stephen Zuellig Issue Trust for the benefit of Stephen Zuellig's descendants. 49 shares of Zatpack Class B common stock are held by the Gilbert Zuellig Issue Trust for the benefit of Gilbert Zuellig's descendants. 2 shares of Zatpack Class C common stock are held by the Peter Zuellig and Thomas Zuellig Trust for the benefit of Peter Zuellig, the eldest son of Stephen Zuellig, and Thomas Zuellig, the eldest son of Gilbert Zuellig. The trustee for each trust is the Bermuda Trust Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated the eight persons listed below for election as directors for the ensuing year, each to hold office until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their death, resignation or removal. All the nominees except for Kenneth C. Cleveland are present members of the Board of Directors. A shareholder using the enclosed proxy form can vote for all or any of the nominees of the Board of Directors or such shareholder may withhold his or her vote from all or any such nominee. Each of the nominees has agreed to serve as a Director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. Currently, the Company is authorized to have nine members on the Board of Directors. Accordingly, there shall be one vacancy in the event that all persons nominated by the Board of Directors are approved. Proxies cannot be voted for a greater number of persons than the number of nominees named. The eight persons listed below have been nominated for election as Directors of the Company:

KENNETH C. CLEVELAND               AGE 67

     Mr. Cleveland has served as President and Chief Executive Officer of the Company since October 2000. He has served as Chief Financial Officer of the Company since July 2000. Mr. Cleveland is president of Kenneth Cleveland Associates, Inc., a firm that specializes in financial and operational restructuring for businesses. During 1999, Mr. Cleveland served as president of American Security Distribution, a distributor of door hardware. From April 1995 through November 1997, Mr. Cleveland served as president of Kroy, Inc., a manufacturer of labeling equipment. From April 1994 through March 1995, Mr. Cleveland served as President of Birtcher Medical Systems, a manufacturer of electro-surgical equipment. Mr. Cleveland is Chairman of the Board of Directors of GEL-PAK, Inc., a company which manufactures systems for shipping fragile devices. He also serves as a director for Clothestime, Inc., a retailer of women's apparel. Mr. Cleveland has served as President and Chief Executive Officer of Zuellig Group, N.A., Inc. since October 2000.

MICHAEL C. DAVIS                   AGE 60                    DIRECTOR SINCE 1999

     Mr. Davis has served as a Director of the Company since December 1999. Since 1995, Mr. Davis has served as the Chairman and Chief Executive Officer of Interpharma Holdings & Management Corporation, a Philippines corporation which distributes pharmaceutical products in South East Asia, since 1995. Prior thereto, Mr. Davis was Regional Director of the Australia and South East Asia region for AB Astra Sweden.

HERBERT ELISH                      AGE 66                    DIRECTOR SINCE 1999

     Mr. Elish has served as a Director of the Company since June 1999. Mr. Elish was the Chief Executive Officer of Weirton Steel Corporation from 1987 until December 31, 1995. Currently, Mr. Elish is Director of The Carnegie Library of Pittsburgh and a Director of Hampshire Group Limited, an apparel manufacturer.

JAMES R. MELLOR                    AGE 69                    DIRECTOR SINCE 1999

     Mr. Mellor has served as a Director of the Company since June 1999. Mr. Mellor was Chairman and Chief Executive Officer of General Dynamics Corporation before retiring in May 1997. Currently, Mr. Mellor is a Director of General Dynamics Corporation and Computer Sciences Corporation. Mr. Mellor also serves as a Director and the Chairman of USEC, Inc., and serves as a Director and Chairman of the Executive Committee of Bergen Brunswig Corporation.

ROBERT F. SAYDAH                   AGE 73                    DIRECTOR SINCE 1994

     Mr. Saydah has served as a Director of the Company since January 1994. Mr. Saydah retired as a Partner of Heidrick & Struggles, a publicly held international executive search consulting firm, in March 2000 where he had been employed since May 1992. Previously, Mr. Saydah held general management positions for the Lederle Laboratories Division of American Cyanamid Company.

HARVEY L. SPERRY                   AGE 70                    DIRECTOR SINCE 1999

     Mr. Sperry has served as a Director of the Company since June 1999. Mr. Sperry is a Retired Partner of the law firm of Willkie Farr & Gallagher. Mr. Sperry is a Director of Hampshire Group Limited, an apparel manufacturer.

DEAN P. STULL, Ph.D.               AGE 50                    DIRECTOR SINCE 1983

     Dr. Stull has served as a Director since 1983. He was Chief Executive Officer from 1983 to June 1999 and Co-Chief Executive Officer of the Company from June 1999 through February, 2000. In February of this year he assumed the position of Senior Executive Vice President, Technology. Dr. Stull has a Ph.D. in Physical Organic Chemistry.

VOLKER WYPYSZYK                    AGE 54                    DIRECTOR SINCE 1999

     Mr. Wypyszyk has been a Director of the Company since June 1999. From June 1999 to February 2000, Mr. Wypyszyk served as President and Co-Chief Executive Officer. From February 2000 to October 2000, Mr. Wypyszyk served as President and Chief Executive Officer of the Company. Mr. Wypyszyk currently serves as Senior Executive Vice President of the Company. From 1983 until October 2000, Mr. Wypyszyk served as President and Chief Executive Officer of Zuellig Group N.A., Inc.

                            RECOMMENDATION AND VOTE

     To be elected each nominee must receive a plurality of all votes cast with respect to such position as Director. Abstentions will not be included in the vote totals with the result that an abstention will not have an effect on the vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Common Stock who have not returned a proxy ("Broker Non-Votes"), those shares of

Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

                               EXECUTIVE OFFICERS

     The following sets forth the names of the executive officers of the Company who are not Directors of the Company, their respective positions with the Company and business experience and background.

     PHILIP H. KATZ has served as President of Hauser Technical Services, Inc., a wholly owned subsidiary of the Company, since November 1999. From January 1996 through October 2000, Mr. Katz served as President of Shuster Laboratories, Inc., a subsidiary of the Company which merged into Hauser Technical Services, Inc.

     BRIAN E. HUFFORD has served as Executive Vice President of Manufacturing of the Company since February 1999. Prior to February 1999, Mr. Hufford served as Executive Vice-President of Operations at Murdock, Madaus, Schwabe, Inc., a large dietary supplement consumer products company for the period from 1996 to 1999. Prior thereto Mr. Hufford was Senior Director- Manufacturing of Schering-Plough Corporation.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 5 meetings during fiscal 2000. During fiscal 2000, the Board of Directors had a Compensation Committee consisting of William Coleman(1), James Mellor and Harvey Sperry, and an Audit Committee consisting of Robert Saydah, Rudy Bryce(2) and Herbert Elish. The Compensation Committee held 1 meeting in fiscal 2000 and the Audit Committee held 2 meetings in fiscal 2000.

-------------------

(1)  Mr. Coleman resigned as a Director of the Company in July 2000.

(2)  Mr. Bryce resigned as a Director of the Company in June 2000.

                             EXECUTIVE COMPENSATION

     The following table contains information concerning annual and long-term compensation of each individual who served as chief executive officer during Fiscal 2000 and each of the other most highly compensated executive officers of the Company who were serving as executive officers at the end of Fiscal 2000 (the "Named Executive Officers") for services rendered in all capacities during the fiscal years 2000, 1999 and 1998.

                               COMPENSATION TABLE

                                                                            Long Term Compensation
                                                                         ---------------------------
                                                                                    Awards
                                                                         ---------------------------
                                           Annual Compensation            Restricted      Securities
Name and                     Fiscal    -----------------------------        Stock         Underlying        All Other
Principal Positions           Year      Salary ($)        Bonus ($)      Award(s) ($)     Options(#)     Compensation ($)
------------------------     ------    -----------       -----------    -------------     ----------     ----------------
Volker Wypyszyk (1)           2000     $150,000(2)       $200,000(3)                        125,000
Chief Executive Officer                                      --                                --
and President

Dean P. Stull (4)             2000      207,000           200,000(3)                        125,000
Senior Executive Vice         1999      200,000               -                              25,001(5)
Pres., Technology             1998      155,500               -                              17,500(5)

Ralph Heimann                 2000      120,000(6)        160,000(3)                         62,500
Chief Financial Officer,
Treasurer and Secretary

Brian E. Hufford(7)           2000      150,000            22,5000                           62,500
                              1999       36,346(8)           --                                --

Philip H. Katz                2000      145,000              --                              62,500
                              1999      120,838           61,001(9)                           2,174           $3,495(10)
                              1998      117,500           29,410(9)                           1,000            4,212(10)


(1) As of October, 2000, Volker Wypyszyk became Senior Executive Vice President of the Company. Previously he served as Chief Executive Officer.

(2)  Mr. Wypyszyk was compensated by the Company beginning on July 1, 1999.

(3) Messers. Wypyszyk, Stull, and Heimann were awarded cash bonuses for Fiscal 2000 in accordance with their individual employment agreements.

(4) As of February, 2000, Dr. Stull became Senior Executive Vice President, Technology. Previously he served as Co-Chief Executive Officer and Chairman of the Board.

(5) Of these shares, 25,001, and 12,500 and options were performance options based upon operating income objectives for fiscal 1999 and 1998.

(6)  Mr. Heimann was compensated by the Company beginning July 1, 1999.

(7) Mr. Hufford was employed as Executive Vice President of Manufacturing of the Company on February 10, 1999.

(8)  As of April 30, 1999, Mr. Hufford received $36,346.21 in compensation.

(9) The bonuses represent earn-out payments in connection with the Company's acquisition of Shuster Laboratories, Inc. in 1995. The fiscal year 1999 payment is the last payment due to Mr. Katz.

(10) The bonuses represent phantom stock payments made to Mr. Katz for his phantom stock in Shuster. The Shuster Phantom Stock Plan was a bonus plan through which the individuals earned an equity interest in Shuster. The payments were made monthly. The individuals are also entitled to share in an earnout which may be paid to former shareholders of Shuster. No earnout was paid during 1998, 1997, or 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           Potential Realizable
                                                                                                            Value at Assumed
                       Number of         Percentage                                                       Annual Rates of Stock
                      Securities          of Total                                                          Price Appreciation
                      Underlying       Options Granted     Exercise     Market Price                          for Option Term
                       Options          to Employee         Price       on Date of       Expiration     ---------------------------
                      Granted(#)       in Fiscal Year       ($/sh)        Grant            Date             5%($)         10%($)
                      ----------       ----------------    --------     ------------     ----------     -----------     -----------
Volker Wypyszyk         125,000           15.672%           $3.453        $3.453         12/08/2009     $271,485.95     $687,998.70

Dean P. Stull           125,000           15.672%           $3.453        $3.453         12/08/2009     $271,485.95     $687,998.70

Ralph Heimann            62,500            7.8360%          $3.453        $3.453         12/08/2009     $135,742.97     $343,999.35

Brian E. Hufford         62,500            7.8360%          $3.453        $3.453         12/08/2009     $135,742.97     $343,999.35

Phil H. Katz             62,500            7.8360%          $3.453        $3.453         12/08/2009     $135,742.97     $343,999.35


(1) All grants specified above become exercisable on the earlier of i) the 20th consecutive trading day on which the Common Stock closes at or above $18.00 or ii) December 8, 2004.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

     The following table shows with respect to the Company's Named Executive Officers, (a) the number of shares exercised during the fiscal year, (b) the dollar value realized upon exercise (c) the total number of unexercised stock options and (d) the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year.

                                                              Number of Securities                Value of Unexercised
                                                             Underlying Unexercised                   In-the-Money
                                Shares         Value          Options at FY End (#)                Options at FY End ($)
                             Acquired on     Realized     --------------------------------     -----------------------------
                             Exercise #        ($)        Exercisable     Unexercisable(1)     Exercisable     Unexercisable
                             -----------     --------     -----------     ----------------     -----------     -------------
Dean P. Stull (1).......         0            $  --          56,720           134,500            $  --             $  --
Volker Wypyszyk(2)......         0            $  --                           125,000            $  --             $  --
Ralph Heimann...........         0            $  --                            62,500            $  --             $  --
Brian E. Hufford........         0            $  --                            62,500            $  --             $  --
Phil H. Katz............         0            $  --           3,262            62,500            $  --             $  --


(1) As of February, 2000, Dr. Stull has served as Senior Executive Vice President, Technology.

(2) As of October, 2000, Volker Wypyszyk has served as Senior Executive Vice President of the Company. Previously he served as President and Chief Executive Officer.

The fair market value of Company Common Stock at March 31, 2000, measured as the average between the high and low trade of Common Stock on such date, was $2.3125 per share.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive annual compensation of $25,000, which is payable quarterly in Common Stock. The number of shares per quarter to which each non-employee director is entitled is determined by dividing $6,250 by the closing price of the Common Stock on the last trading day of the calendar quarter. Mr. Elish, as the Chairman of the Board receives additional compensation of $25,000, which is also payable quarterly in Common Stock. In fiscal 2000, the Company's non-employee directors were granted 42,843 shares of Common Stock for services rendered to the Company at an average price of $2.91 per share (100% of fair market value on the date of grant).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year ended March 31, 2000, Messers. Coleman, Mellor and Sperry comprised the Company's Compensation Committee. All were non-employee directors. None of the members of the Compensation Committee have ever been officers of the Company.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors and the Company's Chief Executive Officer have furnished the following joint report on executive compensation. The specific responsibility of the Chief Executive Officer to furnish information to the Compensation Committee has been outlined below. During fiscal 2000, the Compensation Committee established salaries and bonus compensation for the Executive Officers.

     EXECUTIVE OFFICER COMPENSATION

     The Company's compensation program consists of base salary, cash as additional compensation and incentive stock option awards. Compensation for the Company's executive officers consists of cash bonuses and stock options. The executive officers also participate in a 401(k) retirement plan and a medical insurance plan with other employees.

     BASE SALARY. The Compensation Committee's policy is to provide competitive compensation which includes competitive-based salaries.

     CASH BONUSES AWARDED IN FISCAL 2000. In 1999, the Company entered into employment agreements with Messrs. Wypyszyk, Stull, and Heimann with cash bonuses equivalent to their annual salary to be paid for fiscal 2000. Discretionary cash bonuses for future fiscal years will be based on achieving operating goals as determined by the Compensation Committee.

     STOCK OPTIONS. It is the Compensation Committee's policy that a significant potion of the total compensation package for its executive officers will be derived from stock options.

     During fiscal 2000, Executive Officers received stock options to purchase 312,500 shares at an average price of $3.453. Such options may not be exercised within the first five years of grant until the closing price of the Common Stock shall have exceeded $18.00 per share for 30 consecutive business days.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's policy with respect to the Chief Executive Officer's compensation is consistent with its policy with respect to other executive officers. The Compensation Committee seeks to provide competitive compensation, which includes a competitive base salary. As previously stated, pursuant to his employee agreement, Mr. Wypyszyk was entitled to receive a cash bonus equal to his base salary. Discretionary cash bonuses to the Chief Executive Officer in the future will be based upon achieving operating goals as determined by the Compensation Committee.

     Section 162(m) of the International Revenue Code of 1986, as amended (the "Code") limits to $1 million the amount of compensation deductible by a public company paid to its Named Executive Officers. Because none of the Named Executive Officers has compensation from the Company in excess of $1 million, the Company has not yet formulated a policy with respect to the deduction limitations of Section 162(m) of the Code.

     By the Compensation Committee

     Mr. James Mellor, Director
     Mr. Harvey L. Sperry, Director

EMPLOYMENT CONTRACTS

     STULL EMPLOYMENT AGREEMENT. On June 11, 1999, the Company and Dean P. Stull entered into an employment agreement pursuant to which Mr. Stull receives an annual base salary of $200,000 for the fiscal year ended March 31, 2000, a bonus of $200,000 and thereafter incentive compensation as determined by the Compensation Committee. Mr. Stull's employment agreement may be terminated by the Company without cause provided that for a period of 24 months after such termination Mr. Stull receives an amount equal to his salary, incentive compensation paid to him for the prior fiscal year and benefits provided at termination.

     WYPYSZYK EMPLOYMENT AGREEMENT. On June 11, 1999, the Company and Volker Wypyszyk entered into an employment agreement pursuant to which Mr. Wypyszyk receives an annual base salary of $200,000 for the fiscal year ended March 31, 2000, a bonus of $200,000 and thereafter incentive compensation as determined by the Compensation Committee. Mr. Wypyszyk's employment agreement may be terminated by the Company without cause provided that for a period of 24 months after such termination Mr. Wypyszyk receives an amount equal to his salary, incentive compensation paid to him for the prior fiscal year and the benefits provided at termination.

     HEIMANN EMPLOYMENT AGREEMENT. On June 11, 1999, the Company and Ralph L. Heimann entered into an employment agreement pursuant to which Mr. Heimann receives an annual base salary of $160,000 for the fiscal year ended March 31, 2000, a bonus of $160,000 and thereafter incentive compensation as determined by the Compensation Committee. Mr. Heimann's employment agreement may be terminated by the Company without cause provided that for a period of 12 months after such termination Mr. Heimann receives an amount equal to his salary, incentive compensation paid to him for the prior fiscal year and the benefits provided at termination.

     Effective July 31, 2000, Mr. Heimann resigned as Chief Financial Officer of the Company.

                          COMPLIANCE WITH SECTION 16(a)
                         OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the fiscal year ended March 31, 2000, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, other than a Form 5 filed by William Coleman and a Form 5 filed by Michael Davis, each of which contained an incorrect share number. Such incorrect share numbers were not material and have been corrected in subsequent Form 5 filings.

                               SHAREHOLDER RETURN

     The following chart compares the cumulative total return to shareholders over the past five years for a holder of the Common Stock against the cumulative total return of the NASDAQ Stock Market-US Index and the S & P Chemicals (Specialty) Index. The chart depicts the value on March 31, 2000, of a $100 investment made on April 30, 1995.

     The value of a stock over time is affected by many factors, including the Company's earnings. A primary objective of the Company has been to diversify into natural ingredients markets. The Company's revenue mix is currently made up of sales of natural ingredients, technical services and fine chemicals.

              COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
           AMONG HAUSER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE S&P CHEMICALS (SPECIALTY) INDEX

                                                    Cumulative Total Return
                                  -------------------------------------------------------------
                                   4/95       4/96       4/97       4/98       4/99       3/00
HAUSER, INC.                      100.00     145.71     145.71     177.14      55.71      13.57
NASDAQ STOCK MARKET (U.S.)        100.00     142.55     150.90     225.63     309.24     557.13
S&P CHEMICAL (SPECIALTY)          100.00     122.14     111.50     145.01     144.70     116.70

* $100 INVESTED ON 4/30/95 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Zuellig Group N.A., Inc. are parties to an Agreement dated June 11, 1999 to Acquire Powders Business from Zuellig Botanicals, Inc. (the "Powders Option"). The Powders Option grants the Company the right to purchase the powders business from Zuellig Botanicals, Inc., including without limitation all assets related thereto and all associated liabilities.

     The Company and Zuellig Botanicals, Inc. are parties to an Agreement Regarding Employees dated June 11, 1999 pursuant to which certain employees provide sales and marketing services to Zuellig Botanicals, Inc. and the Company and be employed and compensated by the Company and ZBI, respectively, when performing such services.

     On October 11, 2000, ZatPack, Inc. ("ZatPack"), the parent corporation of Zuellig Botanicals, Inc. and ZGNA, purchased a $3 million Subordinated Promissory Note (the "ZatPack Note") from the Company. The ZatPack Note is subordinate to the Company's credit facility with Wells Fargo Bank, N.A. The Note will accrue interest at 6.5%, is payable in three years and has five year warrants attached. The warrants permit ZatPack to purchase 992,789 shares of Common Stock at a price of $0.5855 per share.

     On August 1, 2000, the Company, Kenneth Cleveland Associates, Inc., a company that specializes in advising businesses with respect to both financial and operational restructuring (the "Contractor"), and Kenneth C. Cleveland entered into an Agreement to Provide Services. Pursuant to such agreement, the Contractor has agreed to provide services to the Company, which services shall consist of Mr. Cleveland serving as an officer of the Company, in exchange for a fee of $8,000 per week. The agreement terminates automatically on August 1, 2000 or upon 30 days prior notice by either the Contractor or the Company. Mr. Cleveland is the president of the Contractor.

     Harvey L. Sperry, a director, is a retired Partner in the law firm of Willkie Farr & Gallagher, which provides legal services.


                                  OTHER MATTERS

     Management of the Company knows of no other matter which may come before the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their judgment on such matters.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended for presentation at the Company's 2001 Annual Meeting of Stockholders, other than nominations for Board of Directors, should be sent to the Company at 5555 Airport Boulevard, Boulder, Colorado 80301, Attention: Secretary, and must be received by the Company no later than July 10, 2001.

                              INDEPENDENT AUDITORS

Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended March 31, 2000 and has been selected to serve for the current year. Representatives of Arthur Andersen LLP will not be present at the Meeting.


     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. IN THE EVENT YOU ARE ABLE TO ATTEND, WE WILL, IF YOU REQUEST, CANCEL THE PROXY.


                              AVAILABLE INFORMATION

     The Company is subject to the disclosure and informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov.

By Order of the Board of Directors

Kenneth C. Cleveland,
President and Chief Executive Officer

Boulder, Colorado

November 7, 2000

                                     [LOGO]
                 ANNUAL MEETING OF STOCKHOLDERS OF HAUSER, INC.
                   NOVEMBER 28, 2000, 9:30 A.M. (LOCAL TIME)
                              SHUSTER LABORATORIES
                                  85 JOHN RD.
                                CANTON, MA 02021

    The undersigned stockholder(s) of Hauser, Inc. (the "Company"), revoking all previous proxies, hereby constitute(s) and appoint(s) Herbert Elish and Kenneth
C. Cleveland, and each of them, as proxies with full power of substitution to vote on behalf of the undersigned all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Shuster Laboratories, 85 John Rd., Canton, MA, CLT Room, at 9:30 a.m. (local time), and at any adjournment and postponements thereof, upon all matters presented before such annual meeting, and does hereby ratify and confirm all that said proxies or their substitutes may lawfully do by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and hereby instructs said proxies to vote or refrain from voting such shares of Hauser Common Stock as marked below upon the matters listed below. In their discretion, such proxies are authorized to vote such shares upon such other business as may properly come before the annual meeting.

PLEASE MARK VOTES AS IN THIS EXAMPLE. /X/

1. To elect the eight nominees listed below to the Board of Directors of the Company until the next Annual Meeting of Stockholders of Hauser Inc. or until their successors are elected and qualified.

          / /  FOR          / /  WITHHOLD          / /  FOR ALL EXCEPT

    Kenneth C. Cleveland, Michael C. Davis, Herbert Elish, James R. Mellor,

       Robert F. Saydah, Harvey L. Sperry, Dean P. Stull, Volker Wypyszyk

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

MARK HERE FOR ADDRESS CHANGE AND NOTE        / /  MARK HERE IF YOU PLAN TO ATTEND THE          / /
BELOW                                             MEETING

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR AND IN ACCORDANCE WITH RECOMMENDATIONS OF HAUSER'S BOARD OF DIRECTORS.

    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                             Signature:_________________________

                                             Date: _____________________________

                                             Signature:_________________________

                                             Date: _____________________________